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                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-41165, 333-37341 and 333-63263) and in the Registration Statements on Form S-8
(Nos. 333-14373, 333-25973 and 333-62631) of North American Scientific, Inc. of our report dated January 11, 1999 appearing on page 20 of this Form 10-KSB.





/s/ PricewaterhouseCoopers LLP
Costa Mesa, California
January 18, 1999